EXHIBIT 32.2

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTON 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of U.S. Home Systems, Inc. (the “Company”) on Form 10-Q for the three-month period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert A. DeFronzo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2005

By:	/s/ Robert A. DeFronzo
Robert A. DeFronzo, Secretary, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to U.S. Home Systems, Inc. and will be retained by U.S. Home Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

EXHIBIT 32.2 - Page 1